UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      February 28, 2005

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

63 Lincoln Highway Malvern, PA 19355		19355-2120

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure

Computational Guidance on Earnings Per Share Estimates

The Registrant frequently receives questions from analysts and shareholders regarding its diluted earnings per share (“EPS”) computation.  The information furnished in this Form 8-K provides additional information on the impact of key variables on the EPS computation.

Accounting principles require that EPS be computed based on the weighted average shares outstanding (“basic”), and also assuming the issuance of potentially issuable shares (such as those subject to stock options, warrants, convertible notes, etc.) if those potentially issuable shares would reduce EPS (“diluted”).

The number of shares related to options, warrants, and similar instruments included in diluted EPS is based on the “Treasury Stock Method” prescribed in Statement of Financial Accounting Standards (“SFAS”) No. 128.  This method assumes a theoretical repurchase of shares using the proceeds of the respective stock option or warrant exercise at a price equal to the issuer’s average stock price during the related earnings period.   Accordingly, the number of shares includable in the calculation of diluted EPS in respect of stock options, warrants and similar instruments is dependent on this average stock price and will increase as the average stock price increases.

The number of shares includable in the calculation of diluted EPS in respect of convertible or exchangeable securities is based on the “If Converted” method prescribed in SFAS No. 128.  This method assumes the conversion or exchange of these securities for shares of common stock.  In determining if convertible or exchangeable securities are dilutive, the interest savings (net of tax) subsequent to an assumed conversion are added back to net earnings.  The shares related to a convertible or exchangeable security are included in diluted EPS only if EPS as otherwise calculated is greater than the net interest savings divided by the shares issuable upon exercise or conversion of the instrument (“incremental earnings per share”).  Accordingly, the calculation of diluted EPS for these instruments is dependent on the level of net earnings.  Each series of convertible or exchangeable securities is considered individually and in sequence, starting with the series having the lowest incremental earnings per share, to determine if its effect is dilutive or anti-dilutive.

The Registrant’s convertible Liquid Yield Option™ Notes (“LYONs”) have a “put” feature that may be settled at the option of the Registrant in common stock, as the Registrant did in June 2004.  Having once used this stock-settlement feature, the Registrant must calculate the dilution effect of the LYONs based upon the scenario that is most advantageous to the LYONs holders—that is, the scenario most dilutive to the Registrant—either conversion of the LYONs or a put of the LYONs back to the Registrant in exchange for stock at the average stock price for the related earnings period.   Accordingly, determining whether the LYONs are dilutive is dependent on both the level of net earnings, as in the case of all convertible instruments, and the average stock price.  As the average stock price increases, the net earnings level at which the LYONs become dilutive increases, but the number of shares included in the computation decreases.

The tables below are based on the number of the Registrant’s shares currently outstanding, as well as the Registrant’s stock options, warrants and convertible or exchangeable securities currently outstanding and their exercise and conversion features currently in effect.  Changes in these parameters could have a material impact on the calculation of diluted EPS.

The following tables should be read in conjunction with the information on earnings per share in the Registrant’s filings on Form 10-Q and Form 10-K.  These tables are unaudited and, because they are based on the number of shares and stock options, warrants and convertible or exchangeable securities currently outstanding, they are not necessarily indicative of the shares used in the diluted EPS computation for any prior period.  The Registrant assumes no duty to revise these tables as a result in changes in the parameters on which they are based or any changes in accounting principles.  Also, the presentation is not intended as a forecast of EPS values or share prices of the Registrant’s common stock for any period.

This table summarizes approximate quarterly interest savings, net of tax, which would be added back to net earnings (the numerator) assuming conversion or exchange of the Registrant’s currently outstanding convertible and exchangeable notes for various combinations of average stock price and quarterly net earnings (in thousands, except for average stock prices, which are in actual dollars):

	$1	$10,000	$15,000	$20,000	Over $25,000

$10.00	$—	$700	$1,100	$1,100	$4,200
$11.00	$—	$700	$1,100	$1,100	$4,200
$12.00	$—	$—	$1,100	$1,100	$4,200
$13.00	$—	$—	$1,100	$1,100	$4,200
$14.00	$—	$—	$1,100	$1,100	$4,200
$15.00	$—	$—	$1,100	$1,100	$4,200
$16.00	$—	$—	$1,100	$1,100	$4,200
$17.00	$—	$—	$1,100	$1,100	$4,200
$18.00	$—	$—	$400	$1,100	$4,200
$19.00	$—	$—	$400	$1,100	$4,200
$20.00	$—	$—	$400	$1,100	$4,200
$21.00	$—	$—	$400	$1,100	$4,200

This table summarizes the approximate number of shares to be included in denominator in the calculation of diluted EPS for various combinations of average stock price and quarterly net earnings  (in thousands, except for average stock prices, which are in actual dollars):

	$1	$10,000	$15,000	$20,000	Over $25,000

$10.00	167,000	180,000	186,000	186,000	210,000
$11.00	167,000	179,000	185,000	185,000	209,000
$12.00	167,000	167,000	184,000	184,000	208,000
$13.00	167,000	167,000	184,000	184,000	207,000
$14.00	167,000	167,000	183,000	183,000	207,000
$15.00	168,000	168,000	183,000	183,000	206,000
$16.00	168,000	168,000	182,000	182,000	206,000
$17.00	168,000	168,000	182,000	182,000	205,000
$18.00	168,000	168,000	174,000	182,000	205,000
$19.00	168,000	168,000	175,000	182,000	205,000
$20.00	169,000	169,000	175,000	182,000	205,000
$21.00	170,000	170,000	176,000	182,000	206,000

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2005

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ RICHARD N. GRUBB

Name:	Richard N. Grubb
Title:	Executive Vice President and Chief Financial Officer